UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of Principal Executive Offices)		(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to Bridge Agreement

On July 1, 2008, Staples, Inc. (“Staples”) entered into the first amendment (the “Amendment”) to the Credit Agreement, dated as of April 1, 2008, by and among Staples, the lenders named therein, Lehman Brothers Commercial Paper Inc., as administrative agent for the lenders, and Bank of America, N.A. and HSBC Bank USA, National Association, as co-syndication agents for the Lenders (the “Bridge Agreement”).  The Amendment updates the Bridge Agreement to provide that certain events, including the Agreement (defined below) and maintaining certain obligations of Corporate Express N.V. after the Acquisition (defined below), will not reduce the maximum commitment available under the Bridge Agreement.

The foregoing description of the Amendment and related matters is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

New Credit Facility

On July 1, 2008, Staples as borrower entered into a Credit Agreement (the “Agreement”) with the lenders named therein (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent, Bank of America, N.A. and HSC Bank USA, National Association, as co-syndication agents, and Lehman Brothers Inc, Banc of America Securities LLC and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners.

The Agreement provides for borrowing of a maximum principal amount of up to $400,000,000 to be drawn on or before the closing date, which will not be later than July 11, 2008. The new credit facility may be used by Staples for working capital of Staples and its subsidiaries and in connection with the acquisition of Corporate Express N.V. (the “Acquisition”), including the repayment of Corporate Express’ indebtedness, and closing of the credit facility is contingent on certain customary closing conditions.

Amounts borrowed under the Agreement once borrowed may not be reborrowed. Outstanding loans under the Agreement may be prepaid without penalty or premium prior to the maturity date, November 28, 2008, except that any full or partial repayment of loans bearing interest under the Eurocurrency rate may only be made on the last day of the relevant interest period or Staples must pay the cost and expense incurred by the Lenders as a result of the timing of the repayment.  Borrowings made pursuant to the Agreement will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the base rate (the higher of the prime rate, as defined in the Agreement, or the federal funds rate plus 0.50%) plus an “applicable margin”, defined as a percentage spread based on Staples’ credit rating or (b) the Eurocurrency rate (a publicly published rate) plus an applicable margin.  The payments under this Agreement are guaranteed by the same subsidiaries of Staples that guarantee Staples’ publicly issued notes, its existing revolving credit facility and the $3 billion Bridge Agreement entered into in connection with the Acquisition.

The Agreement contains customary affirmative and negative covenants which are substantially the same as those in the Bridge Agreement and provides for customary events of default with corresponding grace periods, which also follow those in the Bridge Agreement.

In the event of a default by Staples, the Administrative Agent may, and at the request of the requisite number of Lenders will, declare all obligations under the Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Agreement, and enforce any and all rights of the Lenders or Administrative Agent under the Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding obligations of Staples will become immediately due and payable.

Under the Agreement, Staples agrees to pay a duration fee equal to 0.25% of the principal amount of each Lender’s loans outstanding on the date 90 days after the closing date.

Certain of the Lenders party to the Agreement, and their respective affiliates, have performed, and may in the future perform for Staples and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

On July 2, 2008, (in accordance with article 16 paragraph 1 of the Dutch Takeover Decree (Besluit openbare biedingen Wft)), Staples and its wholly owned subsidiary, Staples Acquisition B.V., announced that the conditions remaining under the offer made by Staples Acquisition B.V. on May 19, 2008 to purchase certain securities held by Corporate Express N.V., as amended in announcements made June 3, 2008, June 11, 2008 and June 25, 2008 (the “Offer”), have been satisfied and have declared the Offer unconditional.

As of June 27, 2008, the following securities had been tendered for acceptance under the Offer: 152,495,551 ordinary shares with a nominal value of EUR 1.20 each (the “Ordinary Shares”), including the Ordinary Shares represented by American Depositary Shares (“ADSs”) , (ii) 53,144,811 preference shares A with a nominal value of EUR 1.20 each (the “Preference Shares”) and (iii) EUR 146,513,968 principal amount of the two percent subordinated convertible bonds due 2010 (the “Bonds”).

Together with the 24,541,668 Ordinary Shares already held by Staples Acquisition B.V., the Ordinary Shares tendered in the Offer represent 95.2 percent of the total issued and outstanding Ordinary Shares in the capital of Corporate Express N.V.  The Preference Shares tendered in the Offer represent 99.7 percent of the total issued and outstanding Preference Shares in the capital of Corporate Express N.V.  Together with the EUR 6,733,550 principal amount of Bonds already held by Staples Acquisition B.V, the Bonds tendered in the Offer represent 99.1 percent of the total issued and outstanding principal amount of the Bonds.

In accordance with the terms of the Offer, on the settlement date, Staples Acquisition B.V. shall make (i) payment of the offer price of EUR 9.25 in cash per Ordinary Share validly tendered (or defectively tendered, provided that such defect has been waived by Staples Acquisition B.V.) and validly delivered to ING Bank N.V., the Dutch Settlement Agent, (ii) payment of the offer price of EUR 9.25 in cash per ADS validly tendered (or defectively tendered, provided that such defect has been waived by Staples Acquisition B.V.) and validly delivered to Mellon Investor Services LLC, the U.S. Settlement Agent, (iii) payment of the offer price of EUR 3.60 in cash per Preference Share validly tendered (or defectively tendered, provided that such defect has been waived by Staples Acquisition B.V.) and validly delivered to the Dutch Settlement Agent and (iv) payment of the offer price of EUR 1,346.71 in cash per Bond validly tendered (or defectively tendered, provided that such defect has been waived by Staples Acquisition B.V.) and validly delivered to the Dutch Settlement Agent.  The settlement is expected to take place on July 9, 2008.

Following settlement of the Offer, Staples and Staples Acquisition B.V. intend to acquire the remaining capital of Corporate Express N.V. by means of a compulsory acquisition procedure in accordance with article 2:359c or 2:92a of the Dutch Civil Code.

In connection with the Offer, Staples and Staples Acquisition B.V. commenced an offer (the “Note Offer”) to acquire all of the outstanding 8.25% Senior Subordinated Notes Due July 1, 2014 (“2014 Notes”) and all the outstanding 7.875% Senior Subordinated Notes Due March 1, 2015 (“2015 Notes”) of Corporate Express U.S. Finance Inc., a wholly owned subsidiary of Corporate Express N.V., which Note Offer is currently scheduled to expire at 11:59 pm EDT on July 15, 2008.  Pursuant to the Note Offer, the purchase price for the 2014 Notes is $1,060.46 for each $1,000 principal amount tendered and the purchase price for the 2015 Notes is $1,085.33 for each $1,000 principal amount tendered, plus in each case an additional $30 for each $1,000 principal amount tendered if accompanied by a related consent and tendered on or before 5 pm EDT on June 5, 2008.  As previously announced, approximately 99% of the 2014 Notes and 2015 Notes have been tendered into the Note Offer.

Staples and Staples Acquisition B.V. are using cash on hand, as well as borrowings under Staples’ existing revolving credit facility, the Agreement, the Bridge Agreement and the Program (as defined below), to finance securities purchased as part of the Offer and Note Offer.

A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

New Credit Facility

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Launch of Commercial Paper Program

On July 1, 2008, Staples launched its commercial paper program, which was entered into in connection with the Bridge Agreement, with Lehman Brothers Inc. and Banc of America Securities LLC as dealers under the program and LaSalle Bank as issuing and paying agent (the “Program”). The creation of the Program was previously reported in the Current Report on Form 8-K filed June 13, 2008 (the “Program 8-K”). As described in more detail in the Program 8-K, Staples could raise up to $3 billion of notes under the Program. Maturities of the notes issued under the Program vary but may not exceed 397 days from the date of issue.  The notes bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon from time to time by the dealers under the Program and Staples.  The Program contains certain events of default including, among other things, non-payment of principal or interest and bankruptcy and insolvency events.

As of July 2, 2008, Staples had issued approximately $1.2 billion in short-term notes under the Program.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date that the initial report on Form 8-K must be filed.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: July 2, 2008	/s/ Kristin A. Campbell

By: Kristin A. Campbell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated as of July 1, 2008, by and among Staples, Inc., the lenders named therein, Lehman Commercial Paper Inc., as administrative agent, Bank of America, N.A. and HSBC Bank USA, National Association, as co-syndication agents, to the Credit Agreement, dated as of April 1, 2008, by and among Staples, Inc., the lenders named therein, Lehman Commercial Paper Inc., as administrative agent, Bank of America, N.A. and HSBC Bank USA, National Association, as co-syndication agents. Filed herewith.

10.2

Credit Agreement, dated as of July 1, 2008, by and among Staples, Inc., the lenders named therein, Lehman Commercial Paper Inc., as administrative agent, Bank of America, N.A. and HSBC Bank USA, National Association, as co-syndication agents, and Lehman Brothers Inc., Banc of America Securities LLC and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners. Filed herewith.

99.1	Press release dated July 2, 2008. Filed herewith.